EX10.30
All SVPs and above 2024
RESTRICTED STOCK UNIT AWARD AGREEMENT

THE CHILDREN’S PLACE, INC.
This Restricted Stock Unit Award Agreement (the “Agreement”), effective as of [-----] [--], 2024 (the “Award Date”), is entered into by and between The Children’s Place, Inc., a Delaware corporation (the “Company”), and ____________ (the “Awardee”).
WHEREAS, the Company desires to provide the Awardee an incentive to participate in the success and growth of the Company through the opportunity to earn a proprietary interest in the Company;
WHEREAS, to give effect to the foregoing intentions, the Company desires to grant the Awardee the right to receive shares of the Company’s common stock, par value $0.10 per share (the “Common Stock”), pursuant to Section 9 of the 2011 Equity Incentive Plan of the Company (the “Plan”), subject to the terms and conditions set forth herein; and
WHEREAS, capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Plan.
NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto agree as follows:
1.Award. Subject to the terms and conditions set forth in this Agreement, and as otherwise provided in the Plan, the Company shall issue and deliver to the Awardee that number of shares of Common Stock on or within 10 days following each of the three vesting dates set forth in Exhibit A to this Agreement (each, a “Vesting Date”); provided, however, that the shares of Common Stock deliverable in accordance with the foregoing (the “Deferred Shares”) on or following each Vesting Date shall not be so delivered unless the Awardee is in the employ of the Company or its subsidiaries on such respective Vesting Date; provided, further, that for the Vesting Dates of April 15, 2026 or April 15, 2027, as applicable (such Deferred Shares, the “Performance Shares”), a determination has been made by the Board or the Committee that the Adjusted Free Cash Flow targets for the Performance Periods set forth in Exhibit B have been achieved, and at what levels those targets have been achieved (by reference to Exhibit B) (a “Determination”). The total number of Deferred Shares that may be earned if the Awardee remains employed by the Company or its subsidiaries through the final Vesting Date is set forth in Exhibit A to this Agreement.
2.Incorporation by Reference, Etc. The provisions of the Plan are hereby incorporated herein by reference. Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan and any interpretations, amendments, rules and regulations promulgated by the Committee from time to time pursuant to the Plan. The Committee shall have final authority to interpret and construe the Plan and this Agreement and to make any and all determinations under them, and its decision shall be binding and conclusive upon the Awardee and his or her legal representative in respect of any questions arising under the Plan or this Agreement. By signing this Agreement, Awardee acknowledges that he or she has had an opportunity to review the Plan and agrees to be bound by all the terms and provisions of the Plan (and this Agreement).
3.Termination and Change in Control.
(a) Except as provided in Sections 3(b) and 3(c) of this Agreement, if the Awardee’s employment with the Company terminates for any reason, the Awardee’s right to receive any unpaid Deferred Shares and dividend equivalents otherwise credited pursuant to Section 4 below will be immediately forfeited, unless otherwise specifically provided otherwise by the Committee. For purposes of this Agreement, the Awardee will not be considered to have incurred a termination of employment with the Company unless the Awardee’s employment has terminated from the Company and each of its subsidiaries and Affiliates, as determined by the Committee.
(b) Notwithstanding any provision herein to the contrary, if a Change in Control occurs prior to a Determination, then immediately prior to such Change in Control, the target number of Performance Shares (as set forth in Exhibit B) shall automatically convert into service-based Deferred Shares, and such service-based Deferred Shares shall vest and be immediately delivered to the Awardee on the Vesting Date (without regard to achievement of any of the Adjusted Free Cash Flow targets set forth on Exhibit B), provided that the Awardee is in the employ of the Company or its subsidiaries on the Vesting Date. Notwithstanding any provision herein to the contrary, in the event that an Involuntary Termination Event occurs within one (1) year following the occurrence of a Change in Control, the outstanding Deferred Shares shall immediately become fully vested as soon as practicable (but not later than 15 days) following the Involuntary Termination Event. In the event that after a Determination, an Involuntary Termination Event and a Change in Control occur, then the number of Performance Shares determined to have been earned shall immediately vest and shall be immediately delivered to the Awardee.
(c) In the event that the Awardee’s employment with the Company and/or its subsidiaries terminates due to the Awardee’s death, Disability or Retirement, (i) with respect to Deferred Shares that are not Performance Shares, all such Deferred Shares shall immediately vest and be delivered to the Awardee (or the Awardee’s estate, as applicable) within 10 days following the date of such termination of employment (subject to Section 15(u)(ii) of the Plan) or (ii) with respect to Performance Shares, (x) prior to a Determination, then the performance targets in Exhibit B shall be deemed to have been achieved at target, and the conditions set forth in Exhibit B shall be deemed to have been satisfied, and, therefore, the Target Number of Performance Shares (as set forth in Exhibit B) shall immediately vest and be delivered to the Awardee (or the Awardee’s estate, as applicable) within 10 days following the date of such termination of employment (subject to Section 15(u)(ii) of the Plan); provided that if such termination of employment occurs on or prior to the date on which 50% of the Performance Period (as set forth in Exhibit B) has elapsed, only 50% of the target number of Performance Shares shall immediately vest and be so delivered or (y) after a Determination, then any Performance Shares that are determined to have been earned by the Awardee in accordance with Exhibit B shall, to the extent not previously delivered to the Awardee, vest and be delivered to the Awardee (or the Awardee’s estate, as applicable) within 10 days following the date of such termination of employment (subject to Section 15(u)(ii) of the Plan).
(d) For purposes of this Agreement, the terms “Involuntary Termination Event” shall mean (i) the involuntary termination of the Awardee’s employment with the Company or any of its subsidiaries (other than for Cause, death or Disability) or (ii) the Awardee’s resignation of employment with the Company or any of its subsidiaries for Good Reason and (2) “Good Reason” shall mean the occurrence of any of the following without the Awardee’s prior written consent: (i) a material reduction in the Awardee’s then current base salary or target bonus percentage, (ii) a material diminution of the Awardee’s duties or responsibilities, (iii) the assignment to the Awardee of duties or responsibilities which are materially inconsistent with the Awardee’s previous duties or responsibilities, or (iv) relocation of the Awardee’s principal work location to a location more than thirty (30) miles from the Awardee’s previous principal work location; provided, however, that no such occurrence shall constitute Good Reason unless the Awardee provides the Company with written notice of the matter within thirty (30) days after the Awardee first has knowledge of the matter and, in the case of clauses (i), (ii) or (iii) of the definition of Good Reason, the Company fails to cure such matter within thirty (30) days after its receipt of such notice, and if the Company fails to cure such matter, the Awardee resigns within thirty (30) days following the expiration of the cure period.
(e) For purposes of this Agreement, the terms “Cause”, “Disability” and “Retirement” shall have the meanings given such terms under the Plan.
(f) For purposes of this Agreement, and for all purposes of this Award, notwithstanding the definition of Change in Control set forth in the Plan, “Change in Control” shall mean the following:
(i) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a “Person”)) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% (on a fully diluted basis) of either (A) the then outstanding shares of Common Stock taking into account as outstanding for this purpose such Common Stock issuable upon the exercise of options or warrants, the conversion of convertible stock or debt, and the exercise of any similar right to acquire such Common Stock (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this Agreement, the following acquisitions shall not constitute a Change in Control: (I) any acquisition by the Company, (II) any acquisition by any employee benefit plan sponsored or maintained by the Company, (III) any acquisition by an underwriter temporarily holding securities pursuant to an offering of such securities, (IV) any acquisition by an entity owned, directly or indirectly, by stockholders of the Company in substantially the same proportions as their ownership of the Company or (V) any acquisition by Mithaq Capital SPC, Mithaq Holding Company or any person or entity that, directly or indirectly, controls, is controlled by or is under common control with Mithaq Capital SPC or Mithaq Holding Company (collectively, “Mithaq”); provided that the provisions of this subsection (i) are not intended to apply to or include as a Change in Control any transaction that is specifically excepted from the definition of Change in Control under subsection (iv) below;
(ii) individuals who, during any consecutive 12-month period from or after the date hereof, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board; provided that any person becoming a director subsequent to the date hereof, whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-12 of Regulation 14A promulgated under the Exchange Act, with respect to directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;
(iii) the approval by the stockholders of the Company of a plan of complete dissolution or liquidation of the Company; or
(iv) the consummation of a reorganization, recapitalization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company other than any transaction with Mithaq (a “Business Combination”), or sale, transfer or other disposition of all or substantially all of the business or assets of the Company to an entity that is not an Affiliate of the Company and is not Mithaq (a “Sale”), that in each case requires the approval of the Company’s stockholders (whether for such Business Combination or Sale or the issuance of securities in such Business Combination or Sale), unless immediately following such Business Combination or Sale: (A) more than 50% of the total voting power of (x) the entity resulting from such Business Combination or the entity which has acquired all or substantially all of the business or assets of the Company in a Sale (in either case, the “Surviving Company”), or (y) if applicable, the ultimate parent entity that directly or indirectly has beneficial ownership of sufficient voting securities eligible to elect a majority of the board of directors (or the analogous governing body) of the Surviving Company (the “Parent Company”), is represented by the Outstanding Company Voting Securities that were outstanding immediately prior to such Business Combination or Sale (or, if applicable, is represented by shares into which the Outstanding Company Voting Securities were converted pursuant to such Business Combination or Sale), and such voting power among the holders thereof is in substantially the same proportion as the voting power of the Outstanding Company Voting Securities among the holders thereof immediately prior to the Business Combination or Sale, (B) no Person (other than any employee benefit plan sponsored or maintained by the Surviving Company or the Parent Company or Mithaq), is or becomes the beneficial owner, directly or indirectly, of more than 50% of the total voting power of the outstanding voting securities eligible to elect members of the board of directors (or the analogous governing body) of the Parent Company (or, if there is no Parent Company, the Surviving Company) and (C) at least a majority of the members of the board of directors (or the analogous governing body) of the Parent Company (or, if there is no Parent Company, the Surviving Company) following the consummation of the Business Combination or Sale were Board members at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination or Sale.
Terms used in the foregoing definition of “Change in Control” but not defined therein shall have the meanings set forth in the Plan.
4.Dividend Equivalents. The Company shall credit the Awardee in respect of each Deferred Share (and each Dividend Equivalent Share (or fraction thereof)) subject to this Award with dividend equivalents in the form of a number of shares of Common Stock (including any fractional shares) (the “Dividend Equivalent Shares”) equal to the (i) the amount of each dividend (including extraordinary dividends if so determined by the Committee) declared to other stockholders of the Company in respect of one share of Common Stock divided by (ii) the Fair Market Value of a share of Common Stock on the payment date for the applicable dividend. On the date(s) that Deferred Shares are delivered to the Awardee hereunder (whether pursuant to Sections 1 or 3), the Dividend Equivalent Shares in respect of the aggregate number of delivered Deferred Shares shall also be delivered to the Awardee, with the aggregate number of such Dividend Equivalent Shares being rounded down to the nearest whole share (but, in any event, no fewer than one share). No dividend equivalents shall be accrued for the benefit of the Awardee with respect to record dates occurring prior to the Award Date, or with respect to record dates occurring on or after the date, if any, on which the Awardee’s rights to receive Deferred Shares are forfeited.
5.Taxes. This Agreement and the Award shall be governed by, and construed in accordance with, Section 15(u) of the Plan relating to Section 409A of the Internal Revenue Code of 1986, as amended.

Notwithstanding the foregoing, neither the Company nor any of its subsidiaries or Affiliates will have any obligation to indemnify or otherwise hold the Awardee (or any beneficiary) harmless from any or all of such taxes or penalties.
6.Transfer Restrictions. Prior to delivery of any Common Stock with respect to the Deferred Shares or the Dividend Equivalent Shares, the Awardee shall not be deemed to have any ownership or stockholder rights (including without limitation dividend and voting rights) with respect to such shares, nor may the Awardee sell, assign, pledge or otherwise transfer (voluntarily or involuntarily) this Award, or any of the Deferred Shares or any of the Dividend Equivalent Shares prior to delivery thereof.
7.Changes in Capitalization. In the event of (a) any dividend (other than regular cash dividends) or other distribution (whether in the form of cash, shares of Common Stock, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, split-off, spin-off, combination, repurchase or exchange of shares of Common Stock or other securities of the Company, issuance of warrants or other rights to acquire shares of Common Stock or other securities of the Company, or other similar corporate transaction or event that affects the shares of Common Stock, or (b) unusual or nonrecurring events affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange or inter-dealer quotation service, accounting principles or law, such that in any case an adjustment to this Award is determined by the Committee in its sole discretion to be necessary or appropriate, then this Award shall be adjusted in such manner as the Committee may deem equitable in accordance with Section 12 of the Plan.
8.Government Regulations. Notwithstanding anything contained herein to the contrary, the Company’s obligation to issue or deliver the Deferred Shares or any certificates evidencing such shares shall be subject to the terms of all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required.
9.Withholding Taxes. Awardee shall be required to pay to the Company or its subsidiary, and the Company or its subsidiary shall have the right (but not the obligation) and is hereby authorized to withhold from amounts payable and/or property deliverable to the Awardee, the amount of any required withholding taxes in respect of the Deferred Shares and the Dividend Equivalent Shares, or any other payment or transfer under the Award, and to take such other action as may be necessary in the opinion of the Committee or the Company to satisfy all obligations for the payment of such withholding taxes.
10.Awardee Representations. The Awardee has reviewed with his or her own tax advisors the federal, state, local and foreign tax consequences of the transactions contemplated by this Agreement. The Awardee is relying solely on such advisors and not on any statements or representations of the Company or any of its agents, if any, made to the Awardee. The Awardee understands that the Awardee (and, subject to Section 9 above, not the Company) shall be responsible for the Awardee’s own tax liability arising as a result of the transactions contemplated by this Agreement.
11.Clawback/Forfeiture. The Awardee acknowledges and agrees to abide by the terms of the Company’s Clawback Policy, as in effect from time to time (the “Clawback Policy”), in respect of all compensation that the Awardee receives from the Company or any of its Affiliates, whether pursuant to this Agreement, the Plan or otherwise to the extent set forth in the Clawback Policy (collectively, “Covered Compensation”), and the Awardee further agrees that, in the event that any Covered Compensation previously paid to the Awardee is subject to recovery pursuant to the Clawback Policy, the Awardee hereby consents to recovery by the Company through any means determined by the Company in its sole discretion, including through withholding by the Company or any of its Affiliates of the Awardee’s salary, wages or any other cash or equity-based compensation payable to the Awardee by the Company or any of its Affiliates. To the extent required by applicable law (including without limitation Section 302 of the Sarbanes-Oxley Act of 2002 and Section 954 of the Dodd Frank Wall Street Reform and Consumer Protection Act) and/or the rules and regulations of NASDAQ or other securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted, or if so required pursuant to a written policy adopted by the Company, this Award shall be subject (including on a retroactive basis) to clawback, forfeiture or similar requirements (and such requirements shall be deemed incorporated by reference into this Award and this Agreement). In the event that this Section 11 and/or such written policy is deemed to be unenforceable, then the award of Deferred Shares shall be deemed to be unenforceable due to the lack of adequate consideration.

12.Employment. Neither this Agreement nor any action taken hereunder shall be construed as giving the Awardee any right of continuing employment by the Company or its subsidiaries.
13.Notices. Notices or communications to be made hereunder shall be in writing and shall be delivered in person, by registered mail, by confirmed facsimile or by a reputable overnight courier service to the Company at its principal office or to the Awardee at his or her address contained in the records of the Company.
14.Governing Law. This Agreement shall be construed under the laws of the State of Delaware, without regard to conflict of laws principles.
15.Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings relating to the subject matter of this Agreement. Notwithstanding the foregoing, this Agreement and the Award made hereby shall be subject to the terms of the Plan. In the event of a conflict between this Agreement and the Plan, the terms and conditions of the Plan shall control.
16.Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and the Awardee and their respective permitted successors, assigns, heirs, beneficiaries and representatives. This Agreement is personal to the Awardee and may not be assigned by the Awardee without the prior written consent of the Company. Any attempted assignment in violation of this Section shall be null and void.
17.Amendment. This Agreement may be amended or modified only as provided in Section 14 of the Plan or by a written instrument executed by both the Company and the Awardee.
18.Survivorship. This Agreement shall continue in effect until there are no further rights or obligations of the parties outstanding hereunder and shall not be terminated by either party without the express written consent of both parties.
* * *

IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused their duly authorized officer to execute this Agreement as of the date first written above.
THE CHILDREN’S PLACE, INC.

By:
	Name:	Jared E. Shure
	Title:	Chief Administrative Officer, General Counsel

AWARDEE

By:
Name:
Date: As of , 2024

Exhibit A

Vesting Date	Quantity	Maximum Number of Deferred Shares Available to be Earned
May 29, 2025
April 15, 2026	[---] (target)
April 15, 2027	[---] (target)

Exhibit B

Adjusted Free Cash Flow Targets

The Awardee shall earn the percentage of the Target Number of Performance Shares that are scheduled to vest in April 2026 (as listed on Exhibit A) by reference to the Adjusted Free Cash Flow achieved for Fiscal Year 2025 (the “FY 2025 Performance Period”) as set forth in the following table. If the Adjusted Free Cash Flow achieved for the FY 2025 Performance Period falls between the thresholds set forth in the following table, the percentage of the Target Number of Performance Shares to be earned shall be determined by linear interpolation:

Percentage of the Target Number of Performance Shares to be Earned
200%
150%
125%
100% (Target)
75%
50%
0%

The Awardee shall earn the percentage of the Target Number of Performance Shares that are scheduled to vest in April 2027 (as listed on Exhibit A) by reference to the Adjusted Free Cash Flow achieved for Fiscal Year 2026 (the “FY 2026 Performance Period,” and, with the FY 2025 Performance Period, the “Performance Periods”) as set forth in the following table. If the Adjusted Free Cash Flow achieved for the FY 2026 Performance Period falls between the thresholds set forth in the following table, the percentage of the Target Number of Performance Shares to be earned shall be determined by linear interpolation:

Percentage of the Target Number of Performance Shares to be Earned
200%
150%
125%
100% (Target)
75%
50%
0%
“Adjusted Free Cash Flow” shall mean the Company’s cash flow from operations minus (i) capital expenditures and/or (ii) other unusual or non-recurring items, each as approved by the Committee.